Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927
KFORCE REPORTS SECOND QUARTER 2018 REVENUES OF $358.6 MILLION
NET INCOME OF $16.3 MILLION; EPS OF $0.65 PER SHARE, AN INCREASE OF 48% YEAR-OVER-YEAR
TECH FLEX ACCELERATES TO 9.8% YEAR-OVER-YEAR GROWTH
BOARD OF DIRECTORS APPROVES 50% INCREASE IN QUARTERLY DIVIDEND
TAMPA, FL, August 1, 2018 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its second quarter of 2018. Revenues for the quarter ended June 30, 2018 were $358.6 million compared to $340.3 million for the quarter ended June 30, 2017, an increase of 5.4%. Net income for the quarter ended June 30, 2018 was $16.3 million, or $0.65 per share, as compared to $11.1 million, or $0.44 per share, for the quarter ended June 30, 2017.
David L. Dunkel, Chairman and CEO, commented, “We are very pleased with our second quarter results as our year-over-year growth rate in our largest business, Tech Flex, meaningfully accelerated to 9.8% from 6.7% in the first quarter of 2018 while also improving our Tech Flex gross profit margin by 30 basis points year-over-year. We reached the first milestone in our continued objective of providing greater levels of profitability as our business grows with operating margins in the second quarter of 6.4%. We are firmly on the path of reaching our next milestone of achieving an operating margin of at least 7.5% when quarterly revenues reach $400 million. As we head into the second half of 2018, we expect continued strength in our Tech Flex business, as companies continue to invest in technology to more effectively and efficiently meet the needs of their customers and improve their profitability, and are also focused on positioning our FA Flex business for future growth. I want to thank all of our clients, consultants and core employees for making our mutual success possible."
Joseph J. Liberatore, President, said, “We believe that the broad-based growth we are experiencing in Tech Flex is a result of the actions taken and investments made over the last couple of years to better segment our client portfolio, optimize the alignment of our revenue-generating associates within our client portfolios, and improve the productivity of our associates. The productivity of our revenue-generating associates has improved approximately 14% on a year-over-year basis. We expect to further accelerate Tech Flex revenue growth in the third quarter of 2018, while also continuing to improve productivity."

Mr. Liberatore noted additional operational results for the second quarter include:

•	Flex revenues of $342.1 million in Q2 2018 increased 5.6% from $324.0 million in Q2 2017.

•	Quarterly year-over-year growth in Flex revenues for Tech and GS was 9.8% and 18.2%, respectively, while FA experienced a decrease of 9.4%.
David M. Kelly, Chief Financial Officer, said, “Our Flex gross profit margins in Tech improved 30 basis points on a year-over-year basis in the second quarter, which we believe is reflective of our focus, discipline and enhanced training around pricing as well as the mix of growth that we are experiencing within our client portfolio."
Mr. Kelly continued, "Operating cash flows were $28 million in the quarter and our profitability continues to improve as revenues grow. We are pleased to announce that our Board of Directors has approved a 50% increase in our quarterly dividend, which better aligns to our objective of efficiently and consistently returning capital to shareholders. The third quarter cash dividend of $0.18 per share, up from $0.12 per share in the second quarter, will be payable on September 21, 2018 to shareholders of record as of the close of business on September 7, 2018."

Looking forward to the third quarter of 2018, there will be 63 billing days, which is the same as the third quarter of 2017, as compared to 64 billing days in second quarter of 2018. The revenue per billing day in the second quarter of 2018 was $5.6 million. Current estimates for the third quarter of 2018 are:

•	Revenue of $359 million to $364 million

•	Earnings per share of $0.65 to $0.67

•	Gross profit margin of 29.7% to 29.9%

•	Flex gross profit margin of 26.9% to 27.1%

•	SG&A expense as a percent of revenue of 22.7% to 22.9%

•	Operating margin of 6.4% to 6.6%

•	Effective tax rate of 25.7%
On Wednesday, August 1, 2018, Kforce will host a conference call to discuss these results. The call will begin at 8:30 a.m. Eastern Time. The prepared remarks for this call are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) under Events & Presentations.
The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 11:30 a.m. Eastern Time, Wednesday, August 1, 2018 through August 8, 2018 by dialing (855) 859-2056, passcode 1596885.
This call is being webcast by Shareholder.com and can be accessed on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/). The webcast replay will be available until August 8, 2018.
About Kforce
Kforce (Nasdaq: KFRC) is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance & Accounting. Each year, our network of over 50 offices and two national recruiting centers provide opportunities for 36,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.

Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2017, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2018	Mar. 31, 2018	June 30, 2017
Revenue by segment:
Technology	$249,763	$236,497	$228,369
Finance and accounting	79,772	80,944	88,266
Government solutions	29,089	28,852	23,674
Total Revenue	358,624	346,293	340,309
Direct costs	251,141	246,105	236,390
Gross profit	107,483	100,188	103,919
GP %	30.0%	28.9%	30.5%
Flex GP % (1)	27.1%	26.3%	27.4%
Selling, general and administrative expenses	82,448	84,592	82,506
Depreciation and amortization	1,937	2,008	2,053
Income from operations	23,098	13,588	19,360
Other expense, net	1,256	1,339	1,357
Income before income taxes	21,842	12,249	18,003
Income tax expense	5,570	3,074	6,859
Net income	$16,272	$9,175	$11,144

Earnings per share - diluted	$0.65	$0.37	$0.44

Weighted average shares outstanding - diluted	25,178	25,094	25,482
Adjusted EBITDA	$27,428	$17,921	$23,258

Billing days	64	64	64

(1) Beginning in Q1 2018, Flex GP% excludes GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$473	$379
Trade receivables, net of allowances	239,083	225,865
Income tax refund receivable	946	7,116
Prepaid expenses and other current assets	13,988	12,085
Total current assets	254,490	245,445
Fixed assets, net	38,568	39,680
Other assets, net	40,491	38,598
Deferred tax assets, net	11,578	11,316
Intangible assets, net	3,125	3,297
Goodwill	45,968	45,968
Total assets	$394,220	$384,304
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$37,960	$34,873
Accrued payroll costs	46,603	46,886
Other current liabilities	1,824	1,960
Income taxes payable	5,387	—
Total current liabilities	91,774	83,719
Long-term debt – credit facility	100,600	116,523
Long-term debt – other	2,114	2,597
Other long-term liabilities	49,426	47,188
Total liabilities	243,914	250,027
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	716	715
Additional paid-in capital	442,460	437,394
Accumulated other comprehensive income	797	100
Retained earnings	214,143	195,143
Treasury stock, at cost	(507,810)	(499,075)
Total stockholders’ equity	150,306	134,277
Total liabilities and stockholders’ equity	$394,220	$384,304

Kforce Inc.
Key Statistics
(Unaudited)

	Q2 2018	Q1 2018	Q2 2017
Total Firm
Total Revenue (000’s)	$358,624	$346,293	$340,309
GP %	30.0%	28.9%	30.5%
Flex revenue (000’s) (1)	$342,105	$332,817	$324,015
Flex GP % (1)	27.1%	26.3%	27.4%
Direct Hire revenue (000’s)	$12,536	$11,395	$13,853
Placements	847	853	974
Average fee	$14,802	$13,362	$14,227
Product revenue (000's)	$3,983	$2,081	$2,441
Billing days	64	64	64
Technology
Flex revenue (000’s)	$244,509	$231,496	$222,744
Hours (000’s)	3,294	3,178	3,234
Flex GP %	27.2%	26.1%	26.9%
Direct Hire revenue (000’s)	$5,254	$5,001	$5,625
Placements	282	278	317
Average fee	$18,635	$18,021	$17,753
Finance and Accounting
Flex revenue (000’s)	$72,490	$74,550	$80,038
Hours (000’s)	2,076	2,196	2,398
Flex GP %	29.1%	27.9%	28.8%
Direct Hire revenue (000’s)	$7,282	$6,394	$8,228
Placements	565	575	657
Average fee	$12,889	$11,115	$12,526
Government Solutions
Total Revenue (000's)	$29,089	$28,852	$23,674
GP %	25.0%	26.6%	29.8%
Flex revenue (000’s) (1)	$25,106	$26,771	$21,233
Flex GP% (1)	19.8%	24.5%	26.7%
Product revenue (000's)	$3,983	$2,081	$2,441
Product GP %	57.2%	54.3%	56.8%
(1) Beginning in Q1 2018, Flex revenue and Flex GP% exclude GS Product; prior quarters have been adjusted to align with this presentation.

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Billing days	64	64	61	63	64
Tech Flex	9.8%	6.7%	5.4%	3.3%	1.5%
FA Flex	(9.4)%	(7.9)%	0.3%	4.1%	4.3%
GS Flex (1)	18.2%	24.5%	27.9%	12.7%	1.2%
Total Flex (1)	5.6%	4.2%	5.5%	4.2%	2.2%
Total Firm	5.4%	3.7%	5.1%	3.0%	1.6%
(1) Beginning in Q1 2018, Flex revenue excludes GS Product; prior quarters have been adjusted to align with this presentation.
Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to our financial statements.

	Six Months Ended
	June 30,
	2018	2017
Net income	$25,447	$17,046
Non-cash provisions and other	10,545	12,451
Changes in operating assets/liabilities	2,267	(23,958)
Net cash provided by operating activities	38,259	5,539
Capital expenditures	(3,116)	(4,344)
Free cash flow	35,143	1,195
Change in debt	(15,923)	12,582
Repurchases of common stock	(12,129)	(2,952)
Cash dividends	(5,943)	(6,080)
Other	(1,054)	(2,695)
Change in cash and cash equivalents	$94	$2,050

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations. Management believes it is useful information to investors as it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is susceptible to varying calculations, and as presented, may not be comparable to similarly titled measures of other companies.

	Three Months Ended,
	June 30, 2018	Mar. 31, 2018	June 30, 2017
Net income	$16,272	$9,175	$11,144
Depreciation and amortization	2,057	2,115	2,105
Stock-based compensation expense	2,292	2,260	1,805
Interest expense, net	1,237	1,297	1,345
Income tax expense	5,570	3,074	6,859
Adjusted EBITDA	$27,428	$17,921	$23,258